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                                                                    EXHIBIT (21)

                                 STEPAN COMPANY

                           SUBSIDIARIES OF REGISTRANT

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
SUBSIDIARY                                          ORGANIZED UNDER THE LAWS OF:
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
Stepan Europe S.A..................................           France
Stepan Canada, Inc.................................           Canada
Stepan Mexico, S.A. de C.V.........................           Mexico
Stepan Deutschland GmbH............................           Germany
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